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Exhibit 8.2


SHAW PITTMAN
POTTS & TROWBRIDGE
A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
2300 N Street, N.W.
Washington, D.C. 20037-1128
202.663.8000
Facsimile 202.663.8007

September 17, 1997

Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York  10010

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Smith Barney Inc.
390 Greenwich Street
New York, New York  10013

          Re:  Chevy Chase Auto Receivables Trust 1997-3
               Auto Receivables Backed Certificates, Class A
               Registration Statement on Form S-3
               (Registration No. 333-21707)
               ----------------------------------------------

Dear Sirs:

        We have acted as special federal tax counsel to Chevy Chase Bank, F.S.B. in connection with the issuance of the Chevy Chase Auto Receivables Trust 1997-3, Auto Receivables Backed Certificates, Class A (the "Certificates") under the above-referenced Registration Statement on Form S-3, as amended by Amendment No. 1 thereto ("Amendment No. 1" and together with such Registration Statement, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on March 11, 1997. The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement"), a form of which has been filed as Exhibit 4.3 to the Registration Statement, to be entered into between Chevy Chase Bank, F.S.B. (the "Bank") and U.S. Bank National Association, doing business as First Bank National Association, as trustee (the "Trustee").
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        The statements in the preliminary Prospectus Supplement filed with the
Securities and Exchange Commission pursuant to Rule 424(b)(5) on September 17, 1997 (the "Prospectus Supplement") constituting a part of the Registration Statement under the heading "Certain Federal Income Tax Consequences", to the extent they constitute matters of federal law or legal conclusions with respect thereto, have been prepared or reviewed by us and, in our opinion, provide a fair and accurate summary of such law or conclusions.
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          We consent to the use of this opinion in the Registration Statement and to the reference to our name in the Prospectus Supplement constituting a part of such Registration Statement under the caption "Legal Matters."


                                       Very truly yours,

                                       /s/ Shaw, Pittman, Potts & Trowbridge

                                       Shaw, Pittman, Potts & Trowbridge